EXHIBIT 99.4

                    SELECTED PRO FORMA FINANCIAL STATEMENTS

         The unaudited pro forma financial statements included herein present the Corporation's historical balance sheet and income statement for 1996 adjusted to reflect its acquisition of an interest in Conrail accounted for under the equity method. See item 5 of the Corporation's Current Report on Form 8-K dated April 8, 1997 and filed on April 10, 1997, as previously amended by the Corporation's Current Report on Form 8-K/A dated and filed May 1, 1997. Capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Form 8-K.

         The Corporation intends to use the equity method of accounting for its interest in Conrail following consummation of the Joint Offer and during the period Conrail shares are held in a voting trust--a period that will extend at least until the effective date of the STB's decision approving the transactions contemplated by the Agreement (if such approval is obtained). The Corporation and CSX have requested a 255-day review period. However, other interested parties have requested either a 365-day review period or the maximum period permitted under the statute--16 months. The Corporation and CSX intend to file a joint application with the STB in June; therefore, even under the accelerated schedule requested by the Corporation and CSX, an STB decision is not likely prior to March 1, 1998, and could be delayed until as late as October 1998 if the maximum statutory period is used.

         The Corporation and CSX will have, respectively, a 58 percent and a 42 percent economic interest in--and each will exercise a 50 percent voting interest in--the entity formed to acquire Conrail shares. Under the Agreement subject to STB approval, the Corporation will operate routes and assets (or rights therein or thereto) that generated approximately 58 percent of Conrail's 1995 revenues, pursuant to leasing, operating, partnership or other arrangements to be negotiated and implemented between the Corporation and CSX. Each of the Corporation and CSX will have the right to appoint 50 percent of that entity's directors and will be entitled to appoint full-time Co-Chief Executive Officers.

         The equity method will be used for the investment in Conrail until the transaction has been approved by the STB and the voting trust is dissolved. The method of accounting for the investment in Conrail subsequent to the voting trust being dissolved will depend on the ownership arrangement that is ultimately negotiated between the Corporation and CSX, and approved by the STB, and the determination of whether and how controlling financial interests will be established for selected assets, liabilities and operations of Conrail. Additionally, the terms of leases, operating, partnership and other arrangements, yet to be negotiated, will impact the accounting. It is also expected that some of the assets and operations of Conrail will remain subject to joint control by the Corporation and CSX and thus will continue to be accounted for using the equity method of accounting post STB approval.

         The Joint Offer for Conrail shares expires on May 23, 1997, unless extended, and the tendered shares will be paid for soon thereafter. As required by Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock" (APB
18), the excess of the Corporation's purchase price over the underlying net assets acquired will be amortized over appropriate periods based on a preliminary analysis of the underlying net assets of Conrail. To the extent specific assets and liabilities are allocated to Conrail entities over which the Corporation will have a controlling financial interest, the allocation will be redesignated to follow the method in which the investment is accounted for subsequent to the approval of such by the STB.

         The unaudited pro forma financial statements do not reflect synergies, and accordingly, do not account for any potential increases in operating income, any estimated cost savings, any adjustments to conform accounting practices or any one-time costs incurred by either the Corporation or Conrail to achieve such improvements. The unaudited pro forma financial statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the date indicated, or of future results of operations or financial position of the stand alone or combined entities. Consummation of the Joint Offer by the Corporation and CSX is conditioned upon, among other things, that prior to the expiration of the Joint Offer, there shall have been validly tendered and not withdrawn such number of shares which, together with the shares already beneficially owned by the Corporation and CSX, constitutes at least a majority of outstanding shares on a fully diluted basis. Consummation of the transaction is conditioned upon, among other things, approval of the STB.

         The Acquisition is reflected in the pro forma balance sheet as if it had occurred on December 31, 1996, and in the statement of income as if it occurred on January 1, 1996. The financial information for Conrail is for 1996 and was excerpted from the consolidated financial statements of Conrail included elsewhere herein. Conrail's 1996 results include a special charge of $135 million (pre-tax) for voluntary separation programs.

         The unaudited pro forma financial statements are based on the historical consolidated financial statements of the Corporation and Conrail and should be read in conjunction with such historical financial statements and the notes thereto.




         Pro Forma Consolidated Balance Sheet of the Corporation

                         As of December 31, 1996
                                Unaudited
                             ($ in millions)

                                                                                   Pro Forma
                                                                  Pro Forma       with Conrail
                                              Historical         Adjustments       Investment

ASSETS
   Current assets.................     $   1,457          $                $  1,457

   Investments....................           274           6,011 (1)          6,285

   Property and equipment, net....         9,529                              9,529
   Other assets...................
                                             156                                156
                                       ---------          ----------       --------

      Total assets................      $ 11,416          $6,011           $ 17,427
                                       =========          ==========        ========

LIABILITIES AND EQUITY
   Current liabilities............     $   1,190                              1,190

   Long-term debt.................         1,800          6,011 (2)           7,811
   Other liabilities .............         1,037                              1,037
   Deferred income taxes..........         2,412                              2,412
                                       ---------         ----------        --------

      Total liabilities...........     $   6,439         $6,011            $ 12,450

Stockholders' equity
   Common stock...................           132                                132
   Additional paid in capital.....           462                                462
   Retained earnings..............         4,404                              4,404
   Treasury stock.................           (21)                               (21)
                                            ----         ----------        --------

      Total stockholders' equity..         4,977                              4,977
                                        --------         ----------         -------
                                        $ 11,416         $    6,011         $17,427
                                        ========         ==========         =======



        See accompanying Notes to Pro Forma Financial Statements.




 Pro Forma Condensed Consolidated Statement of Income of the Corporation


                       Year ended December 31, 1996
                                Unaudited
                  ($ in millions, except per share data)

                                                                                   Pro Forma
                                                                  Pro Forma      with Conrail
                                                    Historical   Adjustments     Investment(3)

Transportation operating revenues...........         $ 5,031       $                $ 5,031

Transportation operating expenses...........           3,834                          3,834
                                                       -----                          -----

   Income from operations...................           1,197                          1,197

Other income - net..........................             116         122 (4)            238

Interest expense on debt....................           (116)        (415)(2)          (531)
                                                     -------        -----             -----

   Income before income taxes...............           1,197        (293)(x)            904

Provision for income taxes..................             427        (154)(5)            273
                                                      ------        -----            ------

   Net income...............................          $  770        (139)          $    631
                                                      ======      ========         ========

Earnings per share..........................          $6.09                        $   4.99

Average number of shares (in thou-
sands)......................................         126,457                        126,457



        See accompanying Notes to Pro Forma Financial Statements.



                 NOTES TO PRO FORMA FINANCIAL STATEMENTS

(1) Pursuant to the Agreement, the Corporation will invest approximately $5.9 billion (including $943 million already expended) to acquire various Conrail routes and assets or rights thereto. The acquisition is expected to be financed with a combination of notes and commercial paper debt. The purchase price has been preliminarily calculated as follows:


                                                                       (in millions,
                                                                         except per
Preliminary Calculation of Purchase Price                               share data)
Conrail shares outstanding December 31, 1996                                 89,549
Less:     Shares acquired pursuant to CSX's first tender offer             (17,775)
          Shares acquired pursuant to the Corporation's first
          tender offer                                                      (8,200)
                                                                           --------
                                                                             63,574

Joint tender offer price per share                                         $    115
                                                                           --------
          Cost of Shares to be acquired pursuant to the Joint Offer           7,311

Plus:     Cost of Shares acquired pursuant to CSX's first
          tender offer                                                        1,955
          Cost of Shares acquired pursuant to the Corporation's
          first tender offer                                                    943
                                                                          ---------
                                                                             10,209
The Corporation's allocation                                                     58%
                                                                          ----------
                                                                              5,921

Estimated transaction fees payable by the Corporation                            90
                                                                          ---------
          Purchase price payable by the Corporation                         $ 6,011


(2) Long-term debt has been increased by $6.0 billion to reflect the financing of the acquisition and related transaction costs. The Pro Forma Statement of Income reflects the estimated increase in interest expense, at an estimated 6.9% which represents the Corporation's best estimate of the weighted average rates on commercial paper and term notes to be incurred in connection with the transaction. If interest rates vary by one-eighth of one percent from that assumed, interest expense would change by $8 million annually.

(3) As described in note 4 below, pro forma amounts reflected in the Pro Forma Condensed Consolidated Statement of Income were calculated and presented in accordance with the equity method of accounting. Excluding the effects of 58% of Conrail's one-time after-tax charge of $83 million related to voluntary separation programs and after-tax merger-related costs of $10 million, pro forma net income and pro forma earnings per share for 1996 would have been $681 million and $5.39, respectively.

(4) The equity method of accounting will be applied to the Corporation's investment in Conrail during the pendency of the voting trust in accordance with APB No. 18, "The Equity Method of Accounting for Investments in Common Stock." Accordingly, the Pro Forma Statement of Income includes 58% of Conrail's 1996 historical net income, adjusted for amortization, net of tax, of the difference between the Corporation's investment in Conrail and Conrail's underlying equity in net assets. The difference is primarily attributable to the estimated fair value of property and equipment, net of the related deferred taxes and includes approximately $200 million in goodwill. This adjustment is based on preliminary estimates of fair values and is likely to change as additional information in the form of appraisals, actuarial reports and other valuations are made.


          Preliminary Allocation of Purchase Price                      ($ in millions)
          ----------------------------------------

          Net assets of Conrail Inc. at December 31, 1996                       $3,107
          The Corporation's economic interest                                   x   58%
                                                                               --------
                                                                                $1,802

          Fair value adjustments, principally
               property and equipment                                            6,482
          Transaction fees                                                          90
          Deferred Taxes on fair value adjustments
               and transaction fees at 39%                                      (2,563)
          Goodwill                                                                 200
                                                                                ------
               Purchase Price payable by the Corporation                        $6,011
                                                                                ======

         This allocation is based on preliminary estimates of fair values and it is likely to change after the agreements are finalized and regulatory approvals are obtained. An appraisal of the assets is underway and is expected to be completed by the end of June 1997. To the extent that specific assets and liabilities are allocated to Conrail entities over which the Corporation will have a controlling financial interest, the allocation will be redesignated to follow the method in which the investment is accounted for subsequent to the approval by the STB. The Corporation intends to amortize any goodwill resulting from the purchase over a period of 40 years, the maximum allowable period under generally accepted accounting principles, which is less than the expected life of the business acquired. The effect of changes to the final purchase price allocation are not expected to be material to the results of operations. Whether the excess of the purchase price over the book value of Conrail's net assets is assigned to physical assets or goodwill is not expected to have a significant effect on net income, since railroad assets are typically long-lived and the goodwill is expected to be amortized over a period of 40 years.



  Detail of Pro Forma Adjustment #4                      ($ in millions)
  ---------------------------------

  Conrail Inc. 1996 net income                                  $  342
  The Corporation's economic interest                           x   58%
                                                                -------
                                                                $  198

  Estimated additional depreciation                               (115)
  Estimated amortization of goodwill (40-year life)                 (5)
  Estimated amortization of debt organization costs                 (2)
  Tax benefit on the additional depreciation and
       amortization at 39%                                          46
                                                                ------
  Other income - net pro forma adjustment                       $  122
                                                                ======


(5) The pro forma income statement includes the tax effect of the addi tional interest expense (see Note 2 above) and an additional tax effect related to equity income.

          Tax benefit from additional interest
               expense at 39%                                     $( 162)
          Additional tax effect on equity income                       8
                                                                  -------
               Provision for income taxes pro forma adjustment    $ (154)
                                                                  -------


(6) Summarized Consolidated Conrail Financial Information - Because of the numerous agreements that must be negotiated and completed, it is not possible to present some or most of the Corporation's investment in Conrail based on separate assets, liabilities and operations. However, the Corporation will have a 58% interest in the entity formed to acquire Conrail shares. It is expected that in some form, yet to be determined, the Corporation will have primary operating interest in the routes and facilities as described more fully in Section 3 of Exhibit
          99.2. The following historical Conrail financial information, as of and for the year ended December 31, 1996, is presented to facilitate the estimation of the Corporation's ultimate economic interest in Conrail:


                               CONRAIL INC.
               Summarized Consolidated Statement of Income
                             ($ in millions)

                                             (Year Ended December 31, 1996)

        Revenues                                         $3,714
        Operating expenses                                3,113*
                                                         -------
           Income from operations                           601

        Interest expense                                   (182)
        Other income - net                                  112
                                                         -------
           Income before income taxes                       531

        Income taxes                                        189
                                                         ------
           Net income                                    $  342
                                                         ======


        * Operating expenses include a $135 million charge for voluntary separation programs.

                               CONRAIL INC.

                     Summarized Consolidated Balance Sheet
                                ($ in millions)

                                                   (As of December 31, 1996)

        ASSETS:
           Current assets                                      $1,117
           Property and equipment                               6,590
           Other assets                                           695
                                                               ------
               Total assets                                    $8,402

        LIABILITIES AND STOCKHOLDERS' EQUITY:
           Current liabilities                                 $1,092
           Long-term debt                                       1,876
           Other long-term liabilities                          2,327
                                                               ------
               Total liabilities                                5,295

           Stockholders' equity                                 3,107
                                                               ------
               Total liabilities and stockholders'
                 equity                                        $8,402